SCHEDULE II
                                    INFORMATION WITH RESPECT TO
                        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FIRST WASHINGTON REA

                    GAMCO INVESTORS, INC.
                                 2/20/01          155,000-           26.0000
                                 2/20/01            1,000-           26.0000
                    GABELLI ASSOCIATES LTD
                                 2/20/01          254,200-           26.0000
                                 1/31/01            5,000-           26.2500
                                 1/22/01            7,300            25.8125
                                 1/19/01           10,000            25.8125
                    GABELLI ASSOCIATES FUND
                                 2/20/01          239,100-           26.0000
                                 2/12/01            2,000            25.9800
                                 2/09/01            5,800            25.9672
                                 2/08/01            5,200            25.9788
                                 2/07/01            4,100            25.9800
                                 1/22/01            7,000            25.8125
                                 1/19/01           15,000            25.8125


          (1) THE DISPOSITIONS ON 2/20/01 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.
              ALL OTHER ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.